                   (BLAKE, CASSELS & GRAYDON LLP LETTERHEAD)


                                                                     Exhibit 5.4


                                                     Box 25, Commerce Court West
                                                     199 Bay Street
                                                     Toronto, Ontario, Canada
                                                     M5L 1A9

March 5, 2004


Burns Philp Food Limited                             Deliveries: 28(th) Floor
31 rue Airlie                                        Telephone: 416.863.2400
LaSalle, Quebec                                      Facsimile: 416.863.2653
H8R 1Z8                                              www.blakes.com

      RE: BURNS PHILP FOOD LIMITED AS GUARANTOR OF BURNS PHILP CAPITAL PTY LIMITED AND BURNS PHILP CAPITAL (U.S. ) INC. US$210 MILLION 10 3/4 % SERIES B SENIOR SUBORDINATED NOTES DUE 2011 (SECURITIES AND EXCHANGE COMMISSION FILE NO. 333-107085)

Ladies and Gentlemen:

         We have acted as special Ontario counsel to Burns, Philp & Company Limited (the "PARENT") in respect of its Canadian subsidiary, Burns Philp Food Limited, a corporation incorporated pursuant to the laws of Canada (the "CORPORATION"), in connection with the issuance by Burns Philp Capital Pty Limited, an Australian corporation (the "AUSTRALIAN ISSUER") and Burns Philp Capital (U.S.) Inc., a Delaware corporation (the "U.S. ISSUER") (together the Australian Issuer and the U.S. Issuer being the "ISSUERS"), in the aggregate principal amount of US$210 million, of 10-3/4% Series B Senior Subordinated Notes due 2011 (the "NOTES"), and the guarantee of the Notes (the "GUARANTY") by the Corporation, pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated February 20, 2003 among the Issuers, the guarantors named therein (the "GUARANTORS") and Wells Fargo Bank, National Association, as trustee.

          This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K of the United States Securities and Exchange Commission (the "COMMISSION"), in connection with the Exchange Offer Registration Statement filed with the Commission pursuant to Section 1 of the Registration Rights Agreement dated February 20, 2003 (the "REGISTRATION RIGHTS AGREEMENT") among the Issuers, the Guarantors, and Credit Suisse First Boston LLC, as the initial purchaser (the "INITIAL PURCHASER").

         The opinions expressed herein relate only to the laws of the Province of Ontario and the federal laws of Canada applicable therein and no opinions are expressed with respect to the laws of any other jurisdiction.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement dated February 12, 2003 among the Issuers, the Guarantors, and the Initial Purchaser (the "PURCHASE AGREEMENT").

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, statutes, public records, corporate records, certificates of government offices or officials, and such other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

         (i)      the Indenture;

         (ii)     the Purchase Agreement;

         (iii)    the Registration Rights Agreement;

         (iv) the Exchange Offer Registration Statement, referred to above, containing a prospectus, which was filed with the U.S Securities and Exchange Commission on July 16, 2003;

         (v) the Power of Attorney, dated January 14, 2003, executed by the Corporation (the "POWER OF ATTORNEY");

         (vi) a certificate of compliance for the Corporation, issued by Industry Canada on March 4, 2004 (the "CERTIFICATE OF COMPLIANCE"); and

         (vii) a certificate of an officer of the Corporation, dated March 5, 2004 (the "OFFICER'S CERTIFICATE").

                  We have also made such further investigations and searches and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.

                  We have relied, without independent verification, upon the Officer's Certificate as to factual matters contained in the Officer's Certificate, and on the Certificate of Compliance.

                  With respect to the opinion given in paragraph 2 below, we have relied on the opinion of Freehills attached as Schedule A hereto to confirm that (a) Burns Philp Food Overseas Holdings Limited (the "SOLE SHAREHOLDER") has the corporate power to enter into and perform its obligations under the Unanimous Shareholder Declarations of the Sole Shareholder of the Corporation, dated May 9, 2003 and May 26 (the "DECLARATIONS"), and the Resolutions of the Sole Shareholder of the Corporation, dated May 9, 2003 and May 26, 2003 (the "Resolutions"), which Resolutions and Declarations are attached as Schedules to the Officer's Certificate; has taken all necessary corporate action to authorise or ratify the execution of, and the performance of its obligations under, the Declarations and Resolutions; and has validly executed, or ratified its execution of, the Declarations and Resolutions; and (b) the execution or ratification by the Sole Shareholder of, and the performance by the Sole Shareholder of its obligations under, the Declarations and Resolutions does not and will not result in a breach or violation by the Sole Shareholder of any of the terms or provisions of the constitution of the Sole Shareholder.

                  We have relied on the opinion of Thompson Coburn LLP attached as Schedule B hereto to confirm that the law of the State of Missouri imposes no formalities upon the execution and delivery, in Missouri, of the Power of Attorney, other than as set forth in such opinion. To the extent that the opinion of Thompson Coburn LLP is based upon any assumptions or is made subject to any qualifications, our reliance on such opinion is based on such assumptions and subject to such qualifications other than those that pertain to the laws of Canada.

                  ASSUMPTIONS

                  For the purposes of the opinions expressed herein, we have assumed:

         (a) the genuineness of all signatures of all parties and the legal capacity of all individuals;

         (b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the originals of such certified or photostatic or electronically transmitted copies or facsimiles;

         (c) the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and upon the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein;

         (d) that each of the parties (other than the Corporation) to the Indenture has all requisite corporate power and capacity to execute and deliver the Indenture and to exercise its rights and perform its obligations thereunder, and has taken all necessary corporate action to authorize the execution and delivery of the Indenture and the exercise of its rights and the performance of its obligations thereunder; and

         (e) that each of the parties (other than the Corporation) to the Indenture has duly executed and delivered the Indenture.

                  Based on the foregoing, we are of the opinion that:

         1. The Corporation is a subsisting corporation under the federal laws of Canada.

         2. The Corporation has taken all necessary corporate action to authorize the execution and delivery by it of the Indenture and the performance of its obligations thereunder. The Indenture has been duly executed by the Corporation as a matter of corporate law in compliance with the laws of its jurisdiction of incorporation, namely, the federal laws of Canada, and with the provisions of its articles and by-laws and the Declarations and Resolutions.

3. The execution and delivery by the Corporation of, and performance by the Corporation of its obligations under, the Indenture, and compliance by the Corporation with all of the provisions thereof, will not result in a breach of, or constitute a default under, its articles or by-laws.

         CONSENT

                  We hereby consent to the filing of this opinion as an exhibit to the Exchange Offer Registration Statement and to the reference to Blake, Cassels & Graydon LLP under the caption "Legal Matters" in the prospectus included in the Exchange Offer Registration Statement. In giving this consent, we do not thereby admit that we are included within the meaning of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  Dewey Ballantine LLP may rely on this opinion with respect to matters regarding the laws of the province of Ontario and the federal laws applicable therein for purposes of its opinion filed as an exhibit to the Exchange Offer Registration Statement.

                                                           * * *

                  This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

                                           Yours truly,


                                           /s/ Blakes, Cassels & Graydon LLP


ATTACHMENTS

Schedule A -      Opinion of Freehills
Schedule B -      Opinion of Thompson Coburn LLP

                                   SCHEDULE A

                                    Attached.

                             [FREEHILLS LETTERHEAD]

5 March 2004                                    Our ref   Shaun McGushin

                                                Doc no    Sydney\004595759
Burns, Philp & Company Limited
Burns Philp Capital Pty Limited
Each Subsidiary Guarantor listed in Schedule 1
Level 23
56 Pitt Street
SYDNEY   NSW   2000


Dear Sirs

BURNS PHILP CAPITAL PTY LIMITED - ISSUE OF US$210 MILLION SENIOR SUBORDINATED SECURITIES DUE 2011

We have acted as Australian legal advisors to Burns, Philp & Company Limited (ACN 000 000 359) (PARENT) in connection with an offer to exchange (EXCHANGE OFFER) by Burns Philp Capital Pty Limited (ACN 100 768 803) (ISSUER) and the Co-issuer of US$210 million Senior Subordinated Notes due 2011 (EXCHANGE NOTES) which are being registered under the Securities Act of 1933 of the United States of America (SECURITIES ACT) for its existing Senior Subordinated Notes due 2011 (OLD NOTES), as described in the Registration Statement on Form F-4 relating to the Exchange Offer (REGISTRATION STATEMENT) initially filed with the United States Securities and Exchange Commission (COMMISSION) on 16 July 2003. The Old Notes were issued and the Exchange Notes are proposed to be issued under an Indenture dated 20 February 2003 between the Issuer, the Co-issuer, the Parent, certain "Subsidiary Guarantors" as defined therein and Wells Fargo Bank, National Association (INDENTURE). We note that our role in connection with the Exchange Offer has been limited to the rendering of this opinion (together with two other opinions dated on or about the same date as this opinion to be filed with the Registration Statement) and that we have not been involved in the preparation of the Registration Statement and make no comment on it.

1     DOCUMENTS

We have searched the records referred to in paragraph 1(f) and examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

(a) a copy of three "Unanimous Shareholders Declarations" dated 14 January 2003, 28 January 2003 and 13 February 2003 addressed to Burns Philp Food Limited and signed on behalf of the Relevant Party;

(b) a copy of two "Resolutions of the Sole Shareholder of Burns Philp Food Limited" dated 14 January 2003, 28 January 2003 and 13 February 2003 and signed on behalf of the Relevant Party;

(c) a copy of minutes of meeting or written resolutions of the board of directors of the Relevant Party dated 14 January 2003, 28 January 2003 and 17 February 2003;

(d) an original certificate signed by an officer of the Relevant Party dated 5 March 2004 and the attachments referred to in it;

(e)   a certified copy of the constitution of the Relevant Party;

(f) documents arising from on-line searches of records at the ASIC made on 4 March 2004 and 5 March 2004 in relation to the Relevant Party; and

(g)   a certified extract from the register of members of the Relevant Party.

2     DEFINITIONS

In this Opinion expressions defined in this Opinion have the meanings given and:

(a)   ASIC means the Australian Securities and Investments Commission;

(b)   AUSTRALIA means the Commonwealth of Australia;

(c)   CO-ISSUER means Burns Philp Capital (U.S.) Inc.;

(d)   COMPANY EXTRACT means the documents referred to in paragraph 1(g);

(e)   CORPORATIONS ACT means the Corporations Act 2001 (Cth);

(f)   DOCUMENT means a document referred to in paragraphs 1(a) to (b) inclusive;

(g) RELEVANT JURISDICTION means, as the context requires, the State of New South Wales and Australia;

(h)   RELEVANT LAWS means the laws of the Relevant Jurisdictions;

(i)   RELEVANT PARTY means Burns Philp Food Overseas Holdings Limited;

(j) RESOLUTION means a resolution of the board of directors of the Relevant Party referred to in the documents referred to in paragraph 1(c);

(k)   SECURITY has the meaning given in the Indenture.

3     OPINION

Based on the documents referred to in paragraph 1 and subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

(a) the Relevant Party is registered and validly existing under the laws of the Relevant Jurisdictions;

(b) the Relevant Party has the corporate power to enter into and perform its obligations under the Documents;

(c) the Relevant Party has taken all necessary corporate action to authorise or ratify the execution of, and the performance of its obligations under, the Documents;

(d) the Relevant Party has validly executed, or ratified its execution of, the Documents; and

(e) the execution or ratification by the Relevant Party of, and the performance by the Relevant Party of its obligations under, the Documents does not and will not result in a breach or violation by the Relevant Party of any of the terms or provisions of the constitution of the Relevant Party.

4     ASSUMPTIONS

In this Opinion we have assumed the following matters, and we have not made any independent investigation of, or enquiries in respect of, those matters:

(a)   in relation to the Documents and each other document examined by us:

      (1) all signatories, seals, dates, duty stamps and markings are authentic;

      (2) if a copy or a specimen, it conforms in all respects to the original;

      (3)   it is accurate, complete and up-to-date;

      (4) it has been duly authorised, executed and delivered by all parties to it under, and its execution, delivery and performance by all parties to it complies with, all applicable laws (other than, in respect of a Relevant Party and its Document, the Relevant Laws);

(b) as of the date of the searches referred to in paragraph 1(g), all information required by law to be notified to the ASIC in relation to the Relevant Party (whether or not any period for notification had expired) had been so notified, the records of the ASIC were in relation to the Relevant Party accurate, complete and up-to-date and those records were correctly recorded in the Company Extracts;

(c) in relation to the execution and performance by the Relevant Party of the Documents, including each Resolution, the directors, secretaries and agents of the Relevant Party properly performed their duties to the Relevant Party;

(d) the Relevant Party is solvent at the time of, and after giving effect to, the entry into of the Documents; and

(e)   the correctness of each statement, determination or resolution set out in:

      (1)   the certificate referred to in paragraph 1(d);

      (2)   the documents referred to in paragraph 1(c).

5     QUALIFICATIONS

This Opinion is subject to the following qualifications:

(a) this Opinion relates only to the laws of the Relevant Jurisdictions in force at the time of giving this Opinion. We neither express nor imply any opinion as to, and have not made any investigation of, the laws of any other jurisdiction. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other laws;

(b)   we express no opinion as to the enforceability of the Documents;

(c) in rendering this Opinion we have construed the Documents and made the statements set out in this Opinion as lawyers admitted to practice in the State of New South Wales without reference to the meaning or effect they may have in any other jurisdiction or anything other than their plain words.

This Opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This Opinion is only given:

(a) in respect of and is limited to the Relevant Laws as applied by the courts of the Relevant Jurisdictions which are in force at 9.00 am Sydney time on the date of this letter;

(b) on the basis that it will be governed by and construed in accordance with the laws of the Relevant Jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the prospectus included therein as having provided this opinion. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully
FREEHILLS

/s/ Shaun McGushin

Shaun McGushin
Partner

                                   SCHEDULE B

                                    Attached.

                        [THOMPSON COBURN LLP LETTERHEAD]


                                  March 5, 2004

Blake, Cassels & Graydon LLP
Box 25, Commerce Court West
199 Bay Street
Toronto, Ontario, Canada
M5L 1A9

                           Burns Philp Food Limited

Ladies and Gentlemen:

                  We have acted as special Missouri counsel to Burns, Philp & Company Limited (the "Parent") and its Canadian subsidiary, Burns Philp Food Limited (the "Corporation") in connection with the issuance by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. (collectively, the "Issuers") of 10-3/4% Series B Senior Subordinated Notes due 2011 in the aggregate principal amount of US$210 million (the "Notes") and the guarantee of the Notes by the Corporation, pursuant to the Indenture dated February 20, 2003 among the Issuers, the guarantors named therein (the "Guarantors") and Wells Fargo Bank, National Association, as trustee. Capitalized terms used in this letter without definition have the meanings ascribed to them in the opinion letter of your firm referred to in the following paragraph.

                  This letter is delivered to you, at the request of Parent, in connection with your delivery of a legal opinion, dated today's date, as special Ontario counsel to Parent in respect of the Corporation, rendered pursuant to
Item 601(b)(5) of Regulation S-K of the United States Securities and Exchange Commission ("SEC") in connection with the Exchange Offer Registration Statement, as referred to in your opinion, filed with the SEC pursuant to Section 1 of the Registration Rights Agreement dated February 20, 2003 among the Issuers, the Guarantors and Credit Suisse First Boston LLC, as the initial purchaser.

                  We have relied, for purposes of the opinion expressed herein, upon a certificate of an officer of the Corporation to the effect that the Power of Attorney was executed and delivered in the State of Missouri.

                  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate, and subject to the limitations and qualifications set forth below, it is our opinion that the law of the State of Missouri did not on the date(s) the Power of Attorney was executed and delivered by the Corporation, impose, nor have there been any subsequent changes which would have the effect of retroactively imposing, any formalities upon the execution and delivery, in Missouri, of the Power of Attorney, other than the signing of the Power of Attorney on behalf of the Corporation by an officer duly authorized to do so and physical delivery of the Power of Attorney, together with such other formalities as may be required under applicable Canadian law for the execution and delivery by the Corporation of the Power of Attorney.

                  Our opinions are limited to the law of the State of Missouri. We express no opinion with respect to the enforceability of the Power of Attorney under Missouri law. This letter speaks only as of its date. We undertake no obligation to advise you or any third party of changes of law or fact that occur after the date of this letter, even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

                  We hereby consent to the filing of this opinion as an exhibit to the Exchange Offer Registration Statement on Form F-4 (File No. 333-107085) as amended or supplemented, initially filed with the SEC on July 16, 2003, and to the reference to our name under the caption "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                                  Very truly yours,

                                                  /s/ Thompson Coburn LLP